Exhibit 10.3

FIRST AMENDMENT TO MASTER SERVICES AGREEMENT

This First Amendment to Master Services Agreement (this “Amendment”) dated April 30, 2020 (“Amendment Effective Date”) by and between inVentiv Commercial Services, LLC, a Syneos Health™ group company and a New Jersey limited liability company with an office located at 500 Atrium Dive, Somerset, NJ 08873 (“inVentiv”) and Agile Therapeutics, Inc., a Delaware corporation with an office located at 101 Poor Farm Road, Princeton, New Jersey 08540 (together with its Affiliates, “Client”). Client and inVentiv may each be referred to herein as a “Party” and collectively, the “Parties”.

RECITALS

WHEREAS, inVentiv and Client entered into that certain Master Services Agreement effective as of October 11, 2017 (the “Agreement”);

WHEREAS, the Term of the Agreement will expire on October 11, 2020; and

WHEREAS, inVentiv and Client desire amend the Agreement to extend the term of the Agreement as set forth herein.

NOW THEREFORE, in consideration of the above Recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby understand and agree as follows:

1.	Capitalized Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the same meaning given to such terms in the Agreement.

2.	Term: Section 11 is hereby deleted and replaced with the following language:

“The Agreement shall be in effect as of the Effective Date and shall remain in effect until October 11, 2023 (the “Term”) or until such later date as may be set forth in a Project Agreement (it being understood that this Agreement will not terminate in the event the term set forth in a Project Agreement is longer than the term set forth herein). The Parties may extend this Agreement for additional periods of one year each (each an “Additional Term”) by mutual written agreement of the Parties.”

3.Miscellaneous.

a.	Except as specifically amended or modified in this Amendment, each term of the Agreement shall continue to be in full force and effect.

b.	This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies or via pdf file bearing the signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies and or pdf versions shall constitute enforceable original documents.

c.	The terms of this Amendment are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The Parties further intend that this Amendment constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.

d.	This Amendment shall be governed by and interpreted in accordance with, and any dispute, controversy or claim arising out of or relating to this Amendment shall be resolved in the manner provided in Section 13 of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement to be effective as of the Amendment Effective Date.

AGILE THERAPEUTICS, INC.	INVENTIV COMMERCIAL SERVICES, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date